UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2017

BIOSTAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

84 October Hill Road, Suite 11, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (774) 233-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

December 27, 2017 Private Placement

As previously disclosed by Biostage, Inc. (“Biostage” or the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on December 14, 2017, the Company entered into a binding Memorandum of Understanding (the “MOU”) with Bin Zhao (including such investor’s designees, the “Investors”), pursuant to which the Company was bound to issue to the Investors in a private placement (the “Private Placement”) shares of its common stock at a purchase price of $2.00 per share (after taking into account the reverse stock split completed by the Company on December 22, 2017) or, to the extent the Investors, following the transaction, would own more than 49.99% of the Company’s common stock, shares of a new class of preferred stock of the Company (the “Preferred Stock”) with a per-share purchase price of $1,000. Additionally, in accordance with the binding MOU, the Investors would receive warrants to purchase shares of the Company’s common stock (or, to the extent the Investors would own more than 49.99% of the Company’s common stock, shares of Preferred Stock).

To further evidence the binding obligations of the MOU and effectuate the Private Placement thereunder, the Company entered into a Securities Purchase Agreement effective as of December 27, 2017 (the “Purchase Agreement”) with the Investors, and closed the Private Placement simultaneously with the effectiveness of the Purchase Agreement. In accordance with the MOU and the Purchase Agreement, the Company issued to the Investors (i) 518,000 shares (the “Common Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) 3,108 shares of Series D Convertible Preferred Stock (the “Series D Preferred Stock”), and (ii) warrants to purchase 3,108,000 shares of Common Stock (the “Warrants”).

The Warrants have an exercise price of $2.00 per share, subject to adjustments as provided under the terms of the Warrants, and are immediately exercisable. The Warrants are exercisable for five years from the issuance date.

The Series D Preferred Stock ranks on parity to the Common Stock, and is entitled to vote on any matters to which shares of the Common Stock are entitled to vote, on an as-if-converted basis. The Series D Preferred Stock includes an ownership limitation that limits the Investors and their affiliates to owning no more than 49.99% of the Common Stock. The information set forth in Item 5.03 of this Current Report on Form 8-K, which contains a description of some of the rights, preferences, privileges, and restrictions applicable to the Series D Preferred Stock, is hereby incorporated by reference into this Item 1.01.

In connection with the Private Placement, the Company has agreed to grant board representation and nomination rights to the Investors and their affiliates, such that the director nominees of the Investors shall constitute a majority of the Company’s board of directors, but no more than is necessary to constitute such a majority. The Purchase Agreement and Warrants each include customary representations, warranties and covenants.

The Common Shares, the Series D Preferred Stock, the Warrants and the shares issuable upon conversion of the Series D Preferred Stock or exercise of the Warrants, were sold and issued without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The Purchase Agreement and the form of Warrant are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Connecticut Children’s Medical Center Private Placement

As permitted by the Purchase Agreement with the Investors, on December 29, 2017, the Company entered into a Securities Purchase Agreement (the “Connecticut Children’s Purchase Agreement”) with Connecticut Children’s Medical Center (“Connecticut Children’s”) pursuant to which Connecticut Children’s agreed to purchase in a private placement (the “Connecticut Children’s Private Placement”), and the Company agreed to issue, 50,000 shares of Common Stock at a purchase price of $2.00 per share and warrants to purchase 75,000 shares of Common Stock, with an exercise price of $2.00 per warrant (the “Connecticut Children’s Warrant”).

The Connecticut Children’s Warrant has identical terms to the Warrants issued to the Investors, including an exercise price of $2.00 per share, subject to adjustments as provided under the terms of the Connecticut Children’s Warrant, and is immediately exercisable. The Connecticut Children’s Warrant is exercisable for five years from the issuance date.

The Connecticut Children’s Private Placement closed on January 3, 2018.

The Connecticut Children’s Purchase Agreement and Connecticut Children’s Warrant each include customary representations, warranties and covenants. The shares of common stock issued to Connecticut Children’s and the shares issuable upon exercise of the Connecticut Children’s Warrant, were sold and issued without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The representations, warranties and covenants contained in the Connecticut Children’s Purchase Agreement were made solely for the benefit of the parties to the Connecticut Children’s Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Connecticut Children’s Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Connecticut Children’s Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Connecticut Children’s Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The Connecticut Children’s Purchase Agreement and the form of Connecticut Children’s Warrant are filed as Exhibits 10.2 and 4.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 related to the shares of Common Stock, the shares of Series D Preferred Stock, the Warrants and the Connecticut Children’s Warrant is hereby incorporated by reference into this Item 3.02.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Items 1.01 and 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.01. Pursuant to the Private Placement, the Investors gained beneficial ownership of approximately 51% of the voting securities of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 27, 2017, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Certificate of Designation”), designating 12,000 shares of the Company's authorized preferred stock as Series D Preferred Stock, with the office of the Secretary of State of the State of Delaware. Certain of the material rights, preferences, privileges, and restrictions applicable to the Series D Preferred Stock are described below.

Conversion. Each share of the Series D Preferred Stock will be convertible into that number of shares of Common Stock determined by dividing (i) the stated value of $1,000, by (ii) the conversion price of $2.00 per share, provided that the holder will be prohibited from converting Series D Preferred Stock into shares of the Common Stock if, as a result of such conversion, the holder and its affiliates would own more than 49.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the shares of Common Stock issuable upon conversion of the Series D Preferred Stock. The conversion rate of the Series D Preferred Stock is subject to proportionate adjustments for stock splits, reverse stock splits and similar events, but is not subject to adjustment based on price anti-dilution provisions.

Dividends. Subject to certain exceptions, holders of Series D Preferred Stock are entitled to receive dividends on such shares equal (on an as-if-converted-to-Common Stock basis) to, and in the same form as, dividends actually paid on shares of Common Stock.

Voting Rights. The Series D Preferred Stock is entitled to vote on all matters on which shares of Common Stock are entitled to vote (on an as-if-converted-to-Common Stock basis). The Company may not, without the consent of holders of a majority of the outstanding shares of Series D Preferred Stock, increase the number of authorized shares of Series D Preferred Stock, alter or change adversely the powers, preferences or rights given to the Series D Preferred Stock or alter or amend the Certificate of Designation.

Liquidation Rights. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of Series D Preferred Stock are entitled to receive out of the assets of the Company, the same amount that a holder of common stock would receive as if the Series D Preferred Stock were fully converted (disregarding the ownership limitation) to Common Stock, to be paid pari passu with all holders of Common Stock.

Beneficial Ownership Limitation. The Company may not effect any conversion of the Series D Preferred Stock, and a holder does not have the right to convert any portion of the Series D Preferred Stock held by the holder, to the extent that, after giving effect to the conversion set forth in a notice of conversion, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or affiliates, would beneficially own in excess of the Beneficial Ownership Limitation. The “Beneficial Ownership Limitation” is 49.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series D Preferred Stock held by the applicable holder and its affiliates.

Failure to Deliver Conversion Shares. If the Company fails to timely deliver shares of Common Stock upon conversion of the Series D Preferred Stock within the time period specified in the Certificate of Designation (generally, within three trading days after delivery of the notice of conversion), and if the holder has not exercised its Buy-In rights as described below with respect to such shares, then the Company is obligated to pay to the holder, as liquidated damages, an amount equal to $50 per trading day (increasing to $100 per trading day after the third trading day and $200 per trading day after the sixth trading day) for each $5,000 of conversion shares for which the Series D Preferred Stock is converted which are not timely delivered. If the Company makes such liquidated damages payments, it is not also obligated to make Buy-In payments with respect to the same conversion shares.

Compensation for Buy-In on Failure to Timely Deliver Shares. If the Company fails to timely deliver the conversion shares to the holder, and if after the required delivery date the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder or its brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the holder of the conversion shares which the holder anticipated receiving upon such conversion (a “Buy-In”), then the Company is obligated to (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, minus any amounts paid to the holder by the Company as liquidated damages for late delivery of such shares, exceeds (y) the amount obtained by multiplying (1) the number of conversion shares that the Company was required to deliver times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the holder, either reinstate the portion of the Series D Preferred Stock and equivalent number of conversion shares for which such conversion was not honored (in which case such conversion shall be deemed rescinded) or deliver to the holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations.

Pro Rata Distributions. If the Company declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, then a holder of Series D Preferred Stock is entitled to participate in such distribution to the same extent as if the holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series D Preferred Stock (without regard to any limitations on conversion).

Fundamental Transaction. If, at any time while the Series D Preferred Stock is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition, of all or substantially all of its assets in one or a series of related transactions, (iii) any direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person whereby such other person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then upon any subsequent conversion of the Series D Preferred Stock, the holder shall have the right to receive, for each conversion share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (subject to the Beneficial Ownership Limitation), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Series D Preferred Stock is convertible immediately prior to such Fundamental Transaction (subject to the Beneficial Ownership Limitation). For purposes of any such conversion, the determination of the conversion ratio will be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder will be given the same choice as to the Alternate Consideration it receives upon any conversion of the Series D Preferred Stock following such Fundamental Transaction.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01.	Other Events.

On January 3, 2018, the Company issued a press release announcing the closing of the Private Placement and the closing of the Connecticut Children’s Private Placement. The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock of Biostage, Inc., dated as of December 27, 2017
4.1	Form of Warrant
10.1	Securities Purchase Agreement between the Company and the Purchasers listed therein, dated as of December 27, 2017
10.2	Securities Purchase Agreement between the Company and Connecticut Children’s Medical Center, dated as of December 29, 2017
99.1	Press Release issued by Biostage, Inc. on January 3, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSTAGE, INC.
(Registrant)

January 3, 2018	/s/ Thomas McNaughton
(Date)	Thomas McNaughton Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock of Biostage, Inc., dated as of December 27, 2017
4.1	Form of Warrant
10.1	Securities Purchase Agreement between the Company and the Purchasers listed therein, dated as of December 27, 2017
10.2	Securities Purchase Agreement between the Company and Connecticut Children’s Medical Center, dated as of December 29, 2017
99.1	Press Release issued by Biostage, Inc. on January 3, 2018.